UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2024 (December 28, 2023)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dr. How Kok Choong

On December 28, 2023, the Company entered into an Amendment to Executive Director Agreement (the “Amendment Agreement”) with Dr. How Kok Choong (“Dr. How”), chief executive officer, president chief operating officer and executive director of the Company, pursuant to which the compensation of Dr. How, which originally consisted of US$0 pursuant to the original Employment Agreement for Executive Director entered into between the Company and Dr. How dated June 1, 2016 (the “Original Agreement”), be amended to US$400,000 per annum. Except as specifically amended in the Amendment Agreement, all other terms and conditions of the Original Agreement remains in full force and effect.

The foregoing is only a brief description of the material terms of the Amendment Agreement, and is qualified in its entirety by reference to such exhibit. A form of the Original Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

99.1*	Form of Executive Director Agreement with Dr. How Kok Choong
99.2	Form of Amendment to Executive Director Agreement with Dr. How Kok Choong
104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

* Previously filed

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: January 2, 2024	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

3